EXHIBIT 32.1
CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
     In connection with the Annual Report on Form 10-K of Impax Laboratories, Inc. (the “Company”) for the fiscal year ended December 31, 2008 (the “Report”), Larry Hsu, President and Chief Executive Officer, and Arthur A. Koch, Jr., Senior Vice President, Finance, and Chief Financial Officer, each hereby certifies, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (Section 1350 of Chapter 63 of Title 18 of the United States Code), that:
(1)	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

March 12, 2009	By:	/s/ Larry Hsu, Ph.D.
Larry Hsu, Ph.D.
President and Chief Executive Officer

March 12, 2009	By:	/s/ Arthur A. Koch, Jr.
Arthur A. Koch, Jr.
Senior Vice President, Finance, and Chief Financial Officer

     The foregoing certification is being furnished solely pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (Section 1350 of Chapter 63 of Title 18 of the United States Code) and is not being filed as part of the Report or as a separate disclosure document.